UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


              November 28, 2005 (November 22, 2005)
              Date of Report (Date of earliest event reported)



                            NICOR INC.
         (Exact name of registrant as specified in its charter)


             Illinois                 1-7297               36-2855175
    (State or other jurisdiction    (Commission          (I.R.S. Employer
         of incorporation)          File Number)       Identification Number)


                          1844 Ferry Road
                  Naperville, Illinois 60563-9600
        (Address of principal executive offices) (Zip Code)

                          (630) 305-9500
        (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                                             Page 1

Item 8.01  Other Events.
---------  -------------

On November 28, 2005, Nicor Inc. issued a press release announcing that on November 22, 2005 the Illinois Commerce Commission (ICC) granted a motion filed by its gas distribution company, Nicor Gas, to adjust its tariffs to comply with the ICC's recent order granting Nicor Gas a base rate increase.

As a result of the ICC's action granting Nicor Gas' motion, Nicor Gas' annual base rates were increased to approximately $54.2 million, compared to the $48.8 million allowed under tariffs previously filed on October 4, 2005.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.


Item 9.01  Financial Statements and Exhibits
---------  ---------------------------------

(c)   Exhibits

The following is filed as an exhibit to this report.

99.1  Press release of Nicor Inc. issued November 28, 2005.




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                                                             Page 2

Signature
---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                              Nicor Inc.


Date       November 28, 2005                  /s/ PAUL C. GRACEY, JR.
      --------------------------              -----------------------
                                              Paul C. Gracey, Jr.
                                              Vice President, General Counsel
                                              and Secretary




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                                                             Page 3

Exhibit Index
-------------

  Exhibit
  Number                    Description of Document
----------  ---------------------------------------------------------

   99.1     Press release of Nicor Inc. issued November 28, 2005.